AMENDMENT 11

to the

ADMINISTRATIVE SERVICES AGREEMENT

among

The Investment Companies comprising the Lord Abbett Family of Funds

(each, a “Fund” or collectively, the “Funds”) as set forth on Exhibit 1

and

Lord, Abbett & Co. LLC (“Lord Abbett”)

WHEREAS, the Investment Companies named on Exhibit 1 and Lord Abbett entered into an Administrative Services Agreement dated December 12, 2002, as may be amended from time to time (the “Agreement”);

WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform Administrative Services under the Agreement; and

WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include an additional fund;

NOW THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.                                 The Agreement is hereby amended to add the following fund to Exhibit 1 of the Agreement:

Lord Abbett Investment Trust

-Lord Abbett Floating Rate Fund

2.                                 The Agreement shall remain the same in all other respects.

3.                                 The Amendment is effective as of the 14th day of December, 2007.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

On behalf of each of the Lord Abbett Funds listed on Exhibit 1 Attached hereto

By:	/s/ Joan A. Binstock
Joan A. Binstock
Chief Financial Officer

Attested:

/s/ Lawrence B. Stoller
Lawrence B. Stoller
Vice President & Assistant Secretary

LORD, ABBETT & CO. LLC

By:	/s/ Robert S. Dow
Robert S. Dow
Managing Member

Attested:

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Member, General Counsel

EXHIBIT 1  (AMENDED AS OF December 14, 2007)

TO

ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Blend Trust

Lord Abbett Small-Cap Blend Fund

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Global Fund, Inc.

Equity Series

Lord Abbett Developing Local Markets Fund(1)

Lord Abbett Investment Trust

Lord Abbett Balanced Strategy Fund

Lord Abbett Convertible Fund

Lord Abbett Core Fixed Income Fund

Lord Abbett Diversified Equity Strategy Fund

Lord Abbett Diversified Income Strategy Fund(2)

Lord Abbett Floating Rate Fund

Lord Abbett Growth & Income Strategy Fund(3)

Lord Abbett High Yield Fund

Lord Abbett Income Fund(4)

Lord Abbett Short Duration Income Fund(5)

Lord Abbett Total Return Fund

Lord Abbett Large-Cap Growth Fund

Lord Abbett Mid-Cap Value Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett California Tax-Free Income Fund

Lord Abbett Connecticut Tax-Free Income Fund

Lord Abbett Hawaii Tax-Free Income Fund

Lord Abbett Minnesota Tax-Free Income Fund(6)

(1)           The Income Series has been renamed the Lord Abbett Developing Local Markets Fund.

(2)           The Lord Abbett Income Strategy Fund has been renamed the Lord Abbett Diversified Income Strategy Fund.

(3)           The Lord Abbett World Growth & Income Strategy Fund has been renamed the Lord Abbett Growth & Income Strategy Fund.

(4)           Effective December 14, 2007, the U.S. Government & Government Sponsored Enterprises Fund will be renamed the Lord Abbett Income Fund.

(5)           Effective December 14, 2007, the Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund will be renamed the Lord Abbett Short Duration Income Fund.

Lord Abbett Missouri Tax-Free Income Fund

Lord Abbett National Tax-Free Income Fund

Lord Abbett New Jersey Tax-Free Income Fund

Lord Abbett New York Tax-Free Income Fund

Lord Abbett Texas Tax-Free Income Fund(6)

Lord Abbett Washington Tax-Free Income Fund(6)

Lord Abbett Municipal Income Trust

Florida Series(6)

Georgia Series

Lord Abbett High Yield Municipal Bond Fund

Lord Abbett Intermediate Tax-Free Fund(7)

Michigan Series(6)

Pennsylvania Series

Lord Abbett Research Fund, Inc.

Lord Abbett America’s Value Fund

Lord Abbett Growth Opportunities Fund

Lord Abbett Large-Cap Core Fund

Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett All Value Fund

Lord Abbett Alpha Strategy Fund

Lord Abbett International Core Equity Fund

Lord Abbett International Opportunities Fund

Lord Abbett Large-Cap Value Fund

Lord Abbett Micro-Cap Growth Fund

Lord Abbett Micro-Cap Value Fund

Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

All Value Portfolio

America’s Value Portfolio

Bond-Debenture Portfolio

Growth and Income Portfolio

Growth Opportunities Portfolio

International Portfolio

Large-Cap Core Portfolio

Mid-Cap Value Portfolio

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

(6)           At a meeting held on December 7, 2007, shareholders of the Lord Abbett Minnesota Tax-Free Income Fund, Lord Abbett Texas Tax-Free Income Fund, Lord Abbett Washington Tax-Free Income Fund, Florida Series, and Michigan Series approved the reorganization of each Fund into Lord Abbett National Tax-Free Income Fund.  The reorganizations are expected to be completed on December 14, 2007.

(7)           The Lord Abbett Insured Intermediate Tax-Free Fund was renamed the Lord Abbett Intermediate Tax-Free Fund.